UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2024

Date of Report (Date of earliest event reported)

bioAffinity Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

22211 W Interstate 10

Suite 1206

San Antonio, Texas 78257

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2024, at the bioAffinity Technologies, Inc. (the “Company”) 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), the Company’s stockholders voted to approve the bioAffinity Technologies, Inc. 2024 Incentive Compensation Plan (the “Incentive Plan”). A summary of the material terms of the Incentive Plan is incorporated herein by reference from pages 13-18 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2024 (the “Proxy Statement”).

The summary of the Incentive Plan included in the Proxy Statement is not intended to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2024, at the Company’s 2024 Annual Meeting, the Company’s stockholders voted to approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the number of shares of common stock, par value of $0.007 per share (the “Common Stock”), authorized for issuance under the Certificate of Incorporation from 25,000,000 shares to 100,000,000 shares (such amendment, the “Share Increase Amendment”). On June 5, 2024, the Company filed the Share Increase Amendment with the Secretary of State of the State of Delaware.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Increase Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s 2024 Annual Meeting of Stockholders held on June 4, 2024, the stockholders voted on six proposals, each of which is listed below and described in more detail in the Company’s Proxy Statement. With respect to each proposal, holders of the Company’s Common Stock were entitled to cast one vote per share of Common Stock held as of the close of business on the record date of April 8, 2024. On the record date there were 11,514,354 shares of the Company’s Common Stock issued and outstanding and entitled to vote at the 2024 Annual Meeting.

The following are the final results of voting on each of the proposals presented at the 2024 Annual Meeting:

Proposal No. 1: Election of Directors.

The stockholders elected each of the eight director nominees to serve on the Board until the 2025 Annual Meeting of Stockholders and until such director’s successor has been duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Maria Zannes	5,418,151	22,586	106,287	2,609,802
Steven Girgenti	5,401,951	39,805	105,268	2,609,802
Robert Anderson	5,414,342	26,414	106,268	2,609,802
Stuart Diamond	5,314,871	125,895	106,258	2,609,802
Peter Knight	5,315,014	125,742	106,268	2,609,802
Gary Rubin	5,400,626	40,130	106,268	2,609,802
Roby Joyce, MD	5,400,194	41,563	105,267	2,609,802
Jamie Platt, PhD	5,404,032	22,833	120,159	2,609,802

Proposal No. 2: bioAffinity Technologies, Inc. 2024 Incentive Compensation Plan

The stockholders approved the bioAffinity Technologies, Inc. 2024 Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,225,288	209,650	112,086	2,609,802

Proposal No. 3: Share Increase Amendment to the Certificate of Incorporation

The stockholders approved the Share Increase Amendment to the Company’s Certificate of Incorporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,215,072	782,964	158,790	—

Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,779,932	76,749	300,145	—

Proposal No. 5: Issuance of Shares of Common Stock Upon Exercise of Warrants

The stockholders approved the issuance of up to an aggregate of 1,632,000 shares of the Company’s Common Stock upon the exercise of common stock purchase warrants issued to institutional investors and designees of the placement agent in connection with the Company’s private placement offering that closed on March 8, 2024, that may be equal to or exceed 20% of the Company’s Common Stock outstanding before such offering.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,344,546	145,404	57,074	2,609,802

Proposal No. 6: Adjournment of the Annual Meeting

The stockholders approved the adjournment of the 2024 Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No. 3 and/or Proposal No. 5. However, such an adjournment was not necessary in light of the approval of Proposal Nos. 3 and 5 at the 2024 Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,121,045	341,924	693,857	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of bioAffinity Technologies, Inc.
10.1	bioAffinity Technologies, Inc. 2024 Incentive Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bioAffinity Technologies, Inc.

By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

Dated: June 5, 2024